As filed with the Securities and Exchange Commission on November 13, 1998
                          Registration No. 333-_______


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                        HUMAN GENOME SCIENCES, INC.
          (Exact name of registrant as specified in its charter)

            Delaware                                22-3178468
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 Incorporation or organization)


         9410 Key West Avenue
         Rockville, Maryland                         20850-3338
(Address of principal executive offices)             (Zip Code)

             1994 STOCK OPTION PLAN OF HUMAN GENOME SCIENCES, INC.
                              (Full title of plan)

   (Name, address and telephone
   number of agent for service)                        (Copy to:)
   William A. Haseltine, Ph.D.                  R.W. Smith, Jr., Esquire
   Human Genome Sciences, Inc.                   Piper & Marbury L.L.P.
       9410 Key West Avenue                      36 South Charles Street
  Rockville, Maryland 20850-3338                Baltimore, Maryland 21201
          (301) 309-8504                             (410) 539-2530



                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                              Proposed           Proposed
                                            Amount            Maximum             Maximum           Amount of
                                            to be             Offering           Aggregate         Registration
Title of Securities to be Registered      Registered     Price Per Unit(2)   Offering Price(2)         Fee
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             2,500,000(1)          $34.125          $85,312,500         $23,716.88
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Human Genome Sciences, Inc. Common Stock reported on the Nasdaq National Market on November 6, 1998 ($34.125).

                           INCORPORATION BY REFERENCE


         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements filed on Forms S-8 by Human Genome Sciences, Inc. (the "Registrant") on May 8, 1994 (file number 33-79020) and
April 25, 1997 (file number 333-25893), with respect to securities offered pursuant to the 1994 Stock Option Plan of Human Genome Sciences, Inc. are incorporated by reference herein.

         In addition, the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1998, and June 30, 1998;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

         (c) The description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 8.  Exhibits.

EXHIBIT
NUMBER                      DESCRIPTION
-------                     -----------
4.1                         Restated Certificate of Incorporation (Fifth) of
                            the Registrant (filed as Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.2 Certificate of Amendment of the Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference)

4.3 By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.4 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant's Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference)

4.5                         1994 Stock Option Plan of Human Genome Sciences,
                            Inc. (as amended)

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the additional shares of Common Stock being registered under this Registration Statement for issuance under the Plan

23.1 Consent of Piper & Marbury L.L.P., counsel for the Registrant (contained in Exhibit 5.0)

23.2                        Consent of Ernst & Young LLP, Independent Auditors

24.0                        Power of Attorney (included on Signature Page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 6th day of November, 1998.

                               HUMAN GENOME SCIENCES, INC.



                               By:      /s/ William A. Haseltine
                                      ------------------------------------
                                      William A. Haseltine, Ph.D.
                                      Chairman and Chief Executive Officer


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William A. Haseltine, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                              Title                                       Date
---------                                              -----                                       ----

/s/ William A. Haseltine           Chairman of the Board of Directors and Chief              November 4, 1998
----------------------------                      Executive Officer
William A. Haseltine, Ph.D.                (principal executive officer)


/s/ Steven C. Mayer                          Senior Vice President and                       November 4, 1998
----------------------------                  Chief Financial Officer
Steven C. Mayer                     (principal financial and accounting officer)


/s/ Craig A. Rosen                     Senior Vice President - Research and                  November 4, 1998
----------------------------                 Development and Director
Craig A. Rosen, Ph.D.

/s/ Melvin D. Booth                                  Director                                November 4, 1998
----------------------------
Melvin D. Booth

/s/ Robert A. Armitage                               Director                                November 4, 1998
----------------------------
Robert A. Armitage

/s/ James H. Cavanaugh                               Director                               November 4, 1998
----------------------------
James H. Cavanaugh, Ph.D.

/s/ Beverly Sills Greenough                          Director                                November 4, 1998
----------------------------
Beverly Sills Greenough

/s/ Max Link                                         Director                                November 4, 1998
----------------------------
Max Link, Ph.D.

/s/ Alan G. Spoon                                    Director                                November 4, 1998
----------------------------
Alan G. Spoon

/s/ Robert D. Hormats                                Director                                November 4, 1998
----------------------------
Robert D. Hormats

/s/ James B. Wyngaarden                              Director                                November 4, 1998
----------------------------
James B. Wyngaarden, M.D.

/s/ Jurgen Drews                                     Director                                November 4, 1998
----------------------------
Jurgen Drews, M.D.


                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION                                                  PAGE

4.1       Restated Certificate of Incorporation (Fifth) of the           N/A
          Registrant (filed as Exhibit 3.1 of the Registrant's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993, and incorporated herein by reference)

4.2       Certificate of Amendment of the Certificate of Incorporation   N/A
          (filed as Exhibit 3.3 to the Registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference)

4.3       By-Laws of the Registrant (filed as Exhibit 3.2 to the         N/A
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.4       Rights Agreement between the Registrant and American Stock     N/A
          Transfer & Trust Company, as Rights Agent, dated as of
          May 20, 1998 (filed as Exhibit 4 of the Registrant's
          Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference)

4.5       1994 Stock Option Plan of Human Genome Sciences, Inc.            7
          (as amended)

5.0       Opinion of Piper & Marbury L.L.P., counsel for the              17
          Registrant, regarding the legal validity of the additional shares of Common Stock being registered under this Registration Statement for issuance under the Plan

23.1      Consent of Piper & Marbury L.L.P., counsel for the              17
          Registrant (contained in Exhibit 5.0)

23.2      Consent of Ernst & Young LLP, Independent Auditors              18

24.0      Power of Attorney (included on Signature Page)                   4